Tortoise Capital Resources Corp. Announces Fiscal 2008 Results and Distribution Decrease

FOR IMMEDIATE RELEASE

LEAWOOD, Kan.– Feb. 12, 2009 – Tortoise Capital Resources Corp. (NYSE: TTO) today announced its financial results for the fiscal year ended Nov. 30, 2008, in its Annual Report on Form 10-K filed Feb. 12, 2009 and its first quarter 2009 distribution.

Announcement of First Quarter 2009 Distribution

The Board of Directors today declared the company’s first quarter 2009 distribution of $0.23 per share. This represents a decrease of $0.035, or 13.2 percent from the fourth quarter 2008 distribution.  The distribution represents an estimated 94 percent of distributable cash flow and will be paid on Mar. 02, 2009 to stockholders of record on Feb. 23, 2009. A portion of this distribution is expected to be treated as return of capital for income tax purposes, although the ultimate determination will not be made until determination of the company’s earnings and profits after our year-end.  Based on current financial information, this distribution is estimated to consist of 15-20 percent ordinary income and the remainder as return of capital for book purposes.

“In today’s environment of reduced credit availability, private companies in particular, are reducing their equity distributions in order to fund working capital.  Our NAV has declined reflecting the uncertainty of free cash flow available to pay to equity holders in future quarters,” said Ed Russell, Tortoise Capital Resources Corp. President.  “While we expect the next year to be challenging for almost every industry, including the energy infrastructure sector, we continue to believe the flow of energy commodities remains critical to the economy and that the long term prospects for our investments are attractive.”

Highlights for the Year

•	Net assets of $89.2 million or $9.96 per share as of Nov. 30, 2008
•	Total assets of $112.3 million as of Nov. 30, 2008
•	Realized gains of $8.7 million (before deferred taxes) during the fiscal year ended Nov. 30, 2008
•	Distributable cash flow of $8.4 million for the fiscal year ended Nov. 30, 2008
•	Fourth quarter 2008 distribution of $0.2650 per share paid Nov. 28, 2008

Investment Review

As of Nov. 30, 2008, the fair value of the company’s investment portfolio (excluding short-term investments) totaled $105.8 million, including equity investments of $97.5 million and debt investments of $8.3 million. The portfolio represents a mix of 60 percent midstream and downstream investments, 13 percent upstream investments, and 27 percent in aggregates and coal.  The weighted average yield-to-cost on the investment portfolio (excluding short-term investments) as of Nov. 30, 2008 was 8.0 percent.

Two realization events occurred during this fiscal year resulting in realized gains of approximately $8.7 million (before deferred taxes).  In July, Lonestar Midstream Partners, LP sold its gas gathering and transportation assets to Penn Virginia Resource Partners, L.P. (NYSE: PVR), and in October, Millennium sold its partnership interests to Eagle Rock Energy Partners, L.P. (NASDAQ: EROC).

The company made follow-on investments in two portfolio companies during the 2008 fiscal year.  The company invested a total of $4.7 million in debt and equity of Mowood, LLC, in part to fund landfill gas-to-energy projects at its subsidiary, Timberline Energy LLC.  Timberline now operates a high Btu facility, a direct use facility and an electricity generation facility—one of each of the three types of landfill gas-to-energy projects feasible using current technology. In August, VantaCore repaid the company’s $3.75 million term note at a 3 percent premium to par value.  The company reinvested those funds and an additional $6.1 million, to purchase common units and incentive distribution rights of VantaCore.  VantaCore used the proceeds from this investment to partially fund its acquisition of Southern Aggregates LLC, a sand and gravel operation located near Baton Rouge, Louisiana.

Net Asset Value

At Nov. 30, 2008, the company’s net asset value was $9.96 per share compared to $13.76 per share at Nov. 30, 2007.  Total assets decreased from $159.2 million as of Nov. 30, 2007 to $112.3 million as of Nov. 30, 2008.  Because the company is a taxpaying entity, the financial statements reflect deferred tax assets according to generally accepted accounting principles.  Presently, the total cost basis of the company’s investments for financial statement reporting purposes exceeds the fair value reflected on the Statement of Assets and Liabilities as shown below.  That, combined with operating losses, results in a deferred tax asset.  As a result, the Statement of Assets and Liabilities reflects a deferred tax asset of $5.7 million (net of a $2.8 million valuation allowance), or approximately $0.63 per share.  A deferred tax asset is the benefit the company expects to realize from the reduction in taxes payable in future periods.  The company does not include the deferred tax asset in the calculation of its management fee.

Performance Review

The company views distributable cash flow (DCF) as the best indicator of its core financial performance and prospects for the future. The company determines the amount of distributions paid to stockholders based on DCF which is defined as distributions received from investments less total expenses.  DCF for the fiscal year ended Nov. 30, 2008 was approximately $8.4 million as shown below, an increase over last fiscal year of approximately $4.0 million.   Historically we have included all paid-in-kind units in our distributable cash flow.  In the future, we do not intend to include in distributable cash flow the value of distributions received from portfolio companies which are paid-in-kind as a result of credit constraints, market dislocation or other similar issues.

Earnings Call

The company will host a conference call at 4 p.m. CST on Thursday, Feb. 12, 2009 to discuss its financial results for the fiscal year ended Nov. 30, 2008. Please dial-in approximately five to 10 minutes prior to the scheduled start time.

U.S./Canada: (800) 218-0713

International:  (303) 275-2170

The call will also be webcast in a listen-only format. A link to the webcast will be accessible at www.tortoiseadvisors.com.

A replay of the call will be available beginning at 6:00 p.m. CST on Feb. 12, 2009 and continuing until 11:59 p.m. CST Feb. 27, 2009, by dialing (800) 405-2236 (U.S./Canada).  The replay access code is 11124158#.  A replay of the webcast will also be available on the company's Web site at www.tortoiseadvisors.com through Feb. 12, 2010.

About Tortoise Capital Resources Corp.
Tortoise Capital Resources invests primarily in privately-held and micro-cap public companies operating in the midstream and downstream segments, and to a lesser extent the upstream segment, of the U.S. energy infrastructure sector. Tortoise Capital Resources seeks to provide stockholders a high level of total return, with an emphasis on distributions and distribution growth.

About Tortoise Capital Advisors
Tortoise Capital Advisors, LLC is a pioneer in capital markets for master limited partnership (MLP) investment companies and a leader in closed-end funds and separately managed accounts focused on MLPs in the energy sector. As of Jan. 31, 2009, the adviser had approximately $1.7 billion of assets under management. For more information, visit our Web site at www.tortoiseadvisors.com.

Safe Harbor Statement
This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Forward-Looking Statement
This press release contains certain statements that may include “forward-looking statements” within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although the company and Tortoise Capital Advisors believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the funds’ reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, the company and Tortoise Capital Advisors do not assume a duty to update this forward-looking statement.  Any distribution paid in the future to our stockholders will depend on the actual performance of the company’s investments, its costs of leverage and other operating expenses and will be subject to the approval of the company’s Board and compliance with asset coverage requirements of the Investment Company Act of 1940 and the leverage covenants.

Contact information:
Tortoise Capital Advisors, LLC
Pam Kearney, Investor Relations, (866) 362-9331, pkearney@tortoiseadvisors.com

Tortoise Capital Resources Corporation
STATEMENTS OF ASSETS & LIABILITIES

	November 30, 2008	November 30, 2007

Assets
Investments at fair value, control (cost $30,418,802 and $20,521,816, respectively)	$30,213,280	$23,292,904
Investments at fair value, affiliated (cost $56,662,500 and $95,507,198, respectively)	48,016,925	98,007,275
Investments at fair value, non-affiliated (cost $49,760,304 and $31,716,576, respectively)	27,921,025	37,336,154
Total investments (cost $136,841,606 and $147,745,590, respectively)	106,151,230	158,636,333
Income tax receivable	212,054	218,935
Receivable for Adviser expense reimbursement	88,925	94,181
Interest receivable from control investments	76,609	68,686
Dividends receivable	696	1,419
Deferred tax asset, net	5,683,747	-
Prepaid expenses and other assets	107,796	154,766
Total assets	112,321,057	159,174,320

Liabilities
Base management fees payable to Adviser	533,552	565,086
Accrued capital gain incentive fees payable to Adviser (Note 4)	-	307,611
Payable for investments purchased	-	1,235,994
Accrued expenses and other liabilities	362,205	419,744
Short-term borrowings	22,200,000	30,550,000
Deferred tax liability, net	-	4,182,919
Total liabilities	23,095,757	37,261,354
Net assets applicable to common stockholders	$89,225,300	$121,912,966

Net Assets Applicable to Common Stockholders Consist of:
Warrants, no par value; 945,594 issued and outstanding
at November 30, 2008 and 945,774 issued and outstanding at
November 30, 2007 (5,000,000 authorized)	$1,370,700	$1,370,957
Capital stock, $0.001 par value; 8,962,147 shares issued and outstanding at November 30, 2008 and 8,858,168 issued and outstanding
at November 30, 2007 (100,000,000 shares authorized)	8,962	8,858
Additional paid-in capital	106,869,132	115,186,412
Accumulated net investment loss, net of income taxes	(2,544,267)	(1,565,774)
Accumulated realized gain, net of income taxes	6,364,262	160,474
Net unrealized appreciation (depreciation) of investments, net of income taxes	(22,843,489)	6,752,039
Net assets applicable to common stockholders	$89,225,300	$121,912,966

Net Asset Value per common share outstanding (net assets applicable
to common stock, divided by common shares outstanding)	$9.96	$13.76

	Year Ended	Year Ended
Distributable Cash Flow	November 30, 2008	November 30, 2007

Total from Investments
Distributions from investments	$9,688,521	$6,520,432
Distributions paid in stock (1)	2,186,767	295,120
Interest income from investments	1,103,059	921,978
Dividends from money market mutual funds	18,205	624,385
Other income	28,987	-
Total from Investments	13,025,539	8,361,915

Operating Expenses Before Leverage Costs and Current Taxes
Advisory fees (net of expense reimbursement by Adviser)	1,928,109	1,831,878
Other operating expenses (excluding capital gain incentive fees)	1,037,624	1,094,677
Total Operating Expenses	2,965,733	2,926,555
Distributable cash flow before leverage costs and current taxes	10,059,806	5,435,360
Leverage Costs	1,650,926	1,076,171
Distributable Cash Flow	$8,408,880	$4,359,189

Distributions paid on common stock	$9,265,351	$5,349,244

Payout percentage for period (2)	110%	123%

DCF/GAAP Reconciliation
Distributable Cash Flow	$8,408,880	$4,359,189
Adjustments to reconcile to Net Investment Loss, before Income Taxes
Distributions paid in stock	(2,186,767)	(295,120)
Return of capital on distributions received from equity investments	(7,894,819)	(5,031,851)
Capital gain incentive fees	307,611	(307,611)
Loss on redemption of preferred stock	-	(731,713)
Net Investment Loss, before Income Taxes	$(1,365,095)	$(2,007,106)

(1) Distributions paid in stock for the year ended November 30, 2008 include paid-in-kind distributions from Lonestar Midstream, LP,
High Sierra Energy, LP and High Sierra Energy GP, LLC. Distributions paid in stock for the year ended November 30, 2007 include paid-in-kind distributions from Lonestar Midstream, LP.

(2) Distributions paid as a percentage of Distributable Cash Flow.

Tortoise Capital Resources Corporation
STATEMENTS OF OPERATIONS

	Year Ended November 30, 2008	Year Ended November 30, 2007	Period from December 8, 2005 (1) through November 30, 2006
Investment Income
Distributions from investments
Control investments	$1,576,716	$389,720	$-
Affiliated investments	4,699,082	4,245,481	100,000
Non-affiliated investments	3,412,723	1,885,231	4,122,244
Total distributions from investments	9,688,521	6,520,432	4,222,244
Less return of capital on distributions	(7,894,819)	(5,031,851)	(3,808,154)
Net distributions from investments	1,793,702	1,488,581	414,090
Interest income from control investments	1,103,059	921,978	270,633
Dividends from money market mutual funds	18,205	624,385	1,210,120
Fee income	-	-	225,000
Other income	28,987	-	-
Total Investment Income	2,943,953	3,034,944	2,119,843

Operating Expenses
Base management fees	2,313,731	1,926,059	634,989
Capital gain incentive fees (Note 4)	(307,611)	307,611	-
Professional fees	642,615	727,055	205,018
Administrator fees	107,325	81,002	1,322
Directors' fees	86,406	84,609	69,550
Reports to stockholders	58,943	53,610	15,810
Fund accounting fees	34,546	32,183	25,536
Registration fees	29,668	40,660	-
Custodian fees and expenses	17,426	10,174	6,647
Stock transfer agent fees	13,538	13,600	17,329
Other expenses	47,157	51,784	18,944
Total Operating Expenses	3,043,744	3,328,347	995,145
Interest expense	1,650,926	847,421	-
Preferred stock distributions	-	228,750	-
Loss on redemption of preferred stock	-	731,713	-
Total Interest Expense, Preferred Stock Distributions
and Loss on Redemption of Preferred Stock	1,650,926	1,807,884	-
Total Expenses	4,694,670	5,136,231	995,145
Less expense reimbursement by Adviser	(385,622)	(94,181)	-
Net Expenses	4,309,048	5,042,050	995,145
Net Investment Income (Loss), before Income Taxes	(1,365,095)	(2,007,106)	1,124,698
Current tax benefit (expense)	(6,881)	261,667	(266,455)
Deferred tax benefit (expense)	393,483	179,665	(124,967)
Income tax benefit (expense)	386,602	441,332	(391,422)
Net Investment Income (Loss)	(978,493)	(1,565,774)	733,276

Realized and Unrealized Gain (Loss) on Investments
Net realized gain (loss) on investments, before deferred tax expense	8,716,197	260,290	(1,462)
Current tax benefit	-	-	556
Deferred tax expense	(2,512,409)	(98,910)	-
Net realized gain (loss) on investments	6,203,788	161,380	(906)
Net unrealized appreciation (depreciation) of control investments	(2,976,609)	2,771,088	-
Net unrealized appreciation (depreciation) of affiliated investments	(11,145,652)	2,262,736	328,858
Net unrealized appreciation (depreciation) of non-affiliated investments	(27,458,859)	5,528,064	-
Net unrealized appreciation (depreciation), before deferred taxes	(41,581,120)	10,561,888	328,858
Deferred tax benefit (expense)	11,985,592	(4,013,518)	(125,189)
Net unrealized appreciation (depreciation) of investments	(29,595,528)	6,548,370	203,669
Net Realized and Unrealized Gain (Loss) on Investments	(23,391,740)	6,709,750	202,763

Net Increase (Decrease) in Net Assets Applicable to Common Stockholders
Resulting from Operations	$(24,370,233)	$5,143,976	$936,039

Net Increase (Decrease) in Net Assets Applicable to Common Stockholders
Resulting from Operations Per Common Share:
Basic and Diluted	$(2.74)	$0.66	$0.30

Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted	8,887,085	7,751,591	3,088,596

(1) Commencement of Operations